Exhibit 10.2

AMENDED AND RESTATED

2004 INTERNAP NETWORK SERVICES CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(amended January 11, 2006)

9.2	Automatic Refund	7
9.3	Delivery of Stock	7
§ 10.	TERMINATION OF EMPLOYMENT	7
§ 11.	NON-TRANSFERABILITY	7
§ 12.	ADJUSTMENT	8
§ 13.	SECURITIES REGISTRATION	8
§ 14.	AMENDMENT OR TERMINATION	8
§ 15.	MISCELLANEOUS	8
15.1	Shareholder Rights	8
15.2	No Contract of Employment	8
15.3	Withholding	9
15.4	Construction	9
15.5	Rule 16b-3	9

§ 1.

PURPOSE

The primary purpose of this Plan is to encourage Stock ownership by each Eligible Employee of Internap by permitting the purchase of Stock at a discount which is permissible under § 423 of the Code. Internap intends that this Plan constitute an “employee stock purchase plan” within the meaning of § 423 of the Code and, further, intends that any ambiguity in this Plan or any related offering be resolved to effect such intent.

§ 2.

DEFINITIONS

2.1   Account — means the separate bookkeeping account which shall be established and maintained by the Plan Administrator for each Participating Employee for each Purchase Period to record the payroll deductions made on his or her behalf to purchase Stock under this Plan.
2.2   Authorization — means the participation election and payroll deduction authorization form which an Eligible Employee shall be required to properly complete in writing and timely file with the Plan Administrator before the end of an Offering Period in order to participate in this Plan for the related Purchase Period and which shall require an Eligible Employee to provide such information and to take such action as the Plan Administrator in his or her discretion deems necessary or helpful to the orderly administration of this Plan.
2.3   Board — means the Board of Directors of Internap.
2.4   Code — means the Internal Revenue Code of 1986, as amended.
2.5   Eligible Employee — means each employee of Internap or a Subsidiary except —
(a)	an employee who customarily is employed (within the meaning of Code § 423(b)(4)(B)) 20 hours or less per week by Internap or such Subsidiary,

(b)	an employee who customarily is employed (within the meaning of Code § 423(b)(4)(C)) for not more than 5 months in any calendar year by Internap or such Subsidiary,

(c)
an employee who would own (immediately after the grant of an option under this Plan) stock possessing 5% or more of the total combined voting power or value of all classes of stock of Internap based on the rules set forth in § 423(b)(3) and § 424 of the Code,

(d)
a highly compensated employee (as defined under § 414(q) of the Code) who falls within a category of highly compensated employees that the Plan Administrator has determined in its discretion to exclude under this Plan, and

(e)	an employee who is a citizen of a country whose laws would prohibit the granting of an option under this Plan.

2.6   Exercise Date — means for each Purchase Period the last day of such Purchase Period.
2.7   Fair Market Value — means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Plan Administrator or, if no such closing price is available on such date, (2) such closing price as so reported for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Plan Administrator acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.
2.8   Internap — means Internap Network Services Corporation, a corporation incorporated under the laws of the State of Delaware, and any successor to Internap Network Services Corporation.
2.9   1993 Act — means the Securities Act of 1933, as amended.
2.10   1934 Act — means the Securities Exchange act of 1934, as amended.
2.11   Offering Period — means the period set by the Plan Administrator which precedes the beginning of the related Purchase Period and which shall continue for no more than 15 days.
2.12   Option Price — means for each Purchase Period 95% of the Fair Market Value for a share of Stock on the last day of such Purchase Period.
2.13   Participating Employee — means for each Purchase Period each Eligible Employee who is employed by a Participating Employer and who has satisfied the requirements set forth in § 4 of this Plan for such Purchase Period.
2.14   Participating Employer — means for each Purchase Period Internap and each Subsidiary which the Plan Administrator designates as a Participating Employer for such Purchase Period.
2.15   Plan — means this 2004 Internap Network Services Corporation Employee Stock Purchase Plan.
2.16   Plan Administrator — means the person or entity so designated by the Board.
2.17   Purchase Period — means two consecutive calendar quarters.
2.18   Stock — means Internap Network Services Corporation common stock.
2.19   Subsidiary — means each corporation which is a subsidiary of Internap (within the meaning of §424(f) of the Code).

§ 3.

SHARES RESERVED UNDER THE PLAN

Effective June 15, 2004 there shall (subject to § 12) be a total of 6,000,000 such shares so reserved, less the number previously issued under this Plan. All such shares of Stock shall be reserved to the extent that Internap deems appropriate from authorized but unissued shares of Stock or from shares of Stock which have been reacquired by Internap.

§ 4.

EFFECTIVE DATE

The original effective date of this Plan shall be June 15, 2004.

§ 5.

PLAN ADMINISTRATOR

This Plan shall be administered by the Plan Administrator. The Plan Administrator acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Plan Administrator shall have the power to interpret this Plan and to take such other action in the administration and operation of this Plan as the Plan Administrator deems equitable under the circumstances, which action shall be binding on Internap, on each affected Participating Employee and Participating Employer and on each other person directly or indirectly affected by such action.

§ 6.

PARTICIPATION

6.1   Requirements.  Each Eligible Employee who is employed by a Participating Employer on the first day of an Offering Period shall satisfy the requirements to be a Participating Employee for the related Purchase Period if
(a)
he or she has properly completed and filed an Authorization with the Plan Administrator on or before the last day of such Offering Period to purchase shares of Stock pursuant to options granted under this Plan, and

(b)
his or her employment as an Eligible Employee continues uninterrupted throughout the period which begins on the first day of such Offering Period and ends on the first day of the related Purchase Period, and no Eligible Employee’s employment shall be treated as interrupted by a transfer directly between Internap and any Subsidiary or between one Subsidiary and another Subsidiary.

6.2   Continuity Authorization.  An Authorization shall continue in effect until amended under § 8.2 or revoked under § 8.4.
6.3   Termination.  A Participating Employee’s status as such shall terminate for a Purchase Period (for which he or she has an effective Authorization) at such time as his or her account is withdrawn under § 8.3 or his or her employment terminates under § 10.

§ 7.

GRANTING OF OPTIONS

7.1   General Rule.  Subject to § 7.2 and § 7.3, each Participating Employee for each Purchase Period automatically shall be granted an option as of the first day of such Purchase Period to purchase at the Option Price a maximum number of whole shares of Stock, which number shall be determined by dividing $12,500.00 by the Fair Market Value of a share of Stock on the first day of such Purchase Period.
7.2   Statutory Limitation.  No option granted under this § 7 to any Eligible Employee shall permit his or her rights to purchase shares of Stock under this Plan or under any other employee stock purchase plan (within the meaning of § 423 of the Code) established by Internap or any Subsidiary to accrue (within the meaning of § 423(b)(8) of the Code) at a rate which exceeds $25,000 of the Fair Market Value of such Stock for any calendar year.
7.3   Insufficient Number of Shares of Stock.  If the number of shares of Stock reserved for purchase for any Purchase Period is insufficient to cover the number of shares which Participating Employees elect to purchase on the Exercise Date for of such Purchase Period, then the number of shares of Stock which each Participating Employee has a right to purchase at the end of such Purchase Period shall be reduced to the number of shares of Stock which the Plan Administrator shall determine by multiplying the number of shares of Stock reserved under this Plan by a fraction, the numerator of which shall be the number of shares of Stock which such Participating Employee elected to purchase at the end of such Purchase Period and the denominator of which shall be the total number of shares of Stock which all Participating Employees elected to purchase at the end of such Purchase Period.

§ 8.

PAYROLL DEDUCTIONS

8.1   Initial Authorization.  Each Participating Employee’s initial Authorization shall specify the specific dollar amount which he or she authorizes his or her Participating Employer to deduct from his or her compensation each pay period (determined in accordance with such Participating Employer’s standard payroll policies and practices) during the Purchase Period for which such Authorization is in effect, provided
(a)	the minimum amount deducted from a Participating Employee’s compensation during any pay period in a Purchase Period shall not be less than $10.

(b)
the maximum amount deducted from a Participating Employee’s compensation during any Purchase Period shall not exceed the lesser of $12,500 or such amount as set from time to time by the Plan Administrator.

8.2   Continuing Authorization.  An Authorization once timely filed under § 6(a)(1) shall continue in effect until amended under § 8.3 or revoked under § 8.4.
8.3   Authorization Amendment.  An Authorization may be amended during any Offering Period and such amendment shall be effective for the related Purchase Period if timely filed under § 6(a)(1).

8.4   Authorization Revocation and Withdrawal Rights.
(a)
Revocation. A Participating Employee shall have the right during any Purchase Period to revoke an Authorization, and such revocation stop the payroll deductions which he or she previously had authorized for such Purchase Period if he or she files an Authorization revocation with the Plan Administrator before the Exercise Date for such Purchase Period, and such payroll deductions shall stop as soon as practicable after the Plan Administrator actually receives such Authorization revocation.

(b)
Withdrawal.   If a Participating Employee revokes his or her Authorization, he or she may elect to withdraw the entire balance credited to his or her Account for such Purchase Period without interest. If a Participating Employee makes such a withdrawal election, such balance shall be paid to him or her in cash (without interest) as soon as practicable after the Plan Administrator receives his or her withdrawal election. If no such election is made, such Account balance shall be applied to exercise his or her option under § 9.

8.5   Account Credits, General Assets and Taxes.  All payroll deductions made for a Participating Employee shall be credited to his or her Account as of the pay day as of which the deduction is made. All payroll deductions shall be held by Internap or by one, or more than one, Subsidiary (as determined by the Plan Administrator) as part of the general assets of Internap or any such Subsidiary, and each Participating Employee’s right to the payroll deductions credited to his or her Account shall be those of a general and unsecured creditor. Internap or such Subsidiary shall have the right to withhold on payroll deductions to the extent such person deems necessary or appropriate to satisfy applicable tax laws.
8.6   No Cash Payments.  No Participating Employee may make any contribution to his or her Account except through payroll deductions made in accordance with this § 8.

§ 9.

EXERCISE OF OPTION

9.1   General Rule.  Each Participating Employee automatically shall be deemed to exercise his or her option granted for each Purchase Period on the related Exercise Date for the purchase of as many whole shares of Stock subject to such option as the balance credited to his or her Account as of that date will purchase at the Option Price for such shares of Stock.
9.2   Automatic Refund.  If a Participating Employee’s Account has a remaining balance after his or her option has been exercised as of an Exercise Date under this § 9, such balance automatically shall be refunded to the Participating Employee in cash (without interest) as soon as practicable following such Exercise Date unless such balance is attributable to a fractional share, in which event such Account balance may be carried forward (without interest) to the immediately following Purchase Period.
9.3   Delivery of Stock.  A stock certificate representing any shares of Stock purchased upon the exercise of an option under this Plan shall be held for or, at the Participating Employee’s direction and expense, delivered to the Participating Employee and shall be registered in his or her name; provided, however, Internap shall not have any obligation to deliver a certificate to a Participating Employee which represents a fractional share of Stock. No Participating Employee (or any person who makes a claim through a Participating Employee) shall have any interest in any shares of Stock subject to an option until such option has been exercised and the related shares of Stock actually have been delivered to such person or have been transferred to a brokerage account for such person at a broker-dealer designated by the Plan Administrator.

§ 10.

TERMINATION OF EMPLOYMENT

If a Participating Employee’s employment as an Eligible Employee terminates on or before the Exercise Date for a Purchase Period for any reason whatsoever, his or her Account shall be distributed as if he or she had elected to withdraw his or her Account in cash under § 8.4 immediately before the date his or her employment had so terminated. However, if a Participating Employee is transferred directly between Internap and a Subsidiary or between one Subsidiary and another Subsidiary while he or she has an Authorization in effect, his or her employment shall not be treated as terminated merely by reason of such transfer and any such Authorization shall (subject to all the terms and conditions of this Plan) remain in effect after such transfer for the remainder of such Purchase Period.

§ 11.

NON-TRANSFERABILITY

Neither the balance credited to a Participating Employee’s Account nor any rights to the exercise of an option or to receive shares of Stock under this Plan shall be transferable other than by will or by the laws of descent and distribution, and any option shall be exercisable during a Participating Employee’s lifetime only by the Participating Employee.

§ 12.

ADJUSTMENT

The number, kind or class (or any combination thereof)of shares of Stock reserved under § 3, and the Option Price such shares or Stock as well as the number, kind or class (or any combination thereof) of shares of Stock subject to grants under this Plan shall be adjusted by the Plan Administrator in an equitable manner to reflect any change in the capitalization of Internap, including, but not limited to such changes as stock dividends or stock splits.

§ 13.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, an Eligible Employee shall, if so requested by Internap, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Internap, shall deliver to Internap a written statement satisfactory to Internap to that effect. Furthermore, if so requested by Internap, the Eligible Employee shall make a written representation to Internap that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or the Eligible Employee shall have furnished to Internap an opinion in form and substance satisfactory to Internap of legal counsel satisfactory to Internap that such registration is not required. Certificates representing the Stock transferred upon the exercise of an option may at the discretion of Internap bear a legend to the effect that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to Internap of legal counsel satisfactory to Internap that such registration is not required.

§ 14.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with, § 423 of the Code and the laws of the State of Delaware, and any such amendment shall be subject to the approval of Internap’s shareholders to the extent such approval is required under § 423 of the Code or the laws of the State of Delaware or to the extent such approval is required to satisfy any requirements under applicable law. The Board also may terminate this Plan or any offering made under this Plan at any time; provided, however, the Board shall not have the right to modify, cancel, or amend any option outstanding after the beginning of a Purchase Period unless (1) each Participating Employee consents in writing to such modification, amendment or cancellation, (2) such modification only accelerates the Exercise Date for the related Purchase Period or (3) the Board acting in good faith deems that such action is required under applicable law.

§ 15.

MISCELLANEOUS

15.1   Shareholder Rights.  No Participating Employee shall have any rights as a shareholder of Internap as a result of the grant of an option pending the actual delivery of the Stock subject to such option to such Participating Employee.
15.2   No Contract of Employment.  The grant of an option to a Participating Employee under this Plan shall not constitute a contract of employment and shall not confer on a Participating Employee any rights upon his or her termination of employment.
15.3   Withholding.  Each option shall be made subject to the condition that the Participating Employee consents to whatever action the Plan Administrator directs to satisfy the federal and state tax withholding requirements, if any, which the Plan Administrator in its discretion deems applicable to the exercise of such option.
15.4   Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in § 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
15.5   Rule 16b-3.  The Plan Administrator shall have the right to amend any option to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to an Eligible Employee as the Plan Administrator deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

IN WITNESS WHEREOF, Internap Network Services Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

INTERNAP NETWORK SERVICES CORPORATION By: Date: